SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHOCK FULL O NUTS

          GAMCO INVESTORS, INC.
                                 9/23/99          112,098-           10.5000
                                 9/22/99            8,400-           10.4851
                                 9/22/99           25,000-           10.4375
                                 9/21/99            2,030-           10.6250
                                 9/20/99           11,374-           10.6250
                                 9/10/99                6-           10.5200
          GABELLI FUNDS, LLC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 9/23/99           27,400-           10.4496
                                 9/21/99            7,261-           10.5121


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.